Exhibit 99.1

Signature of Reporting Person(s)

AEC ASSOCIATES L.L.C.		March , 2005

By: Yucaipa One-Stop Partners, L.P.
Its: Managing Member

By:	/s/ Robert P. Bermingham
Name: Robert P. Bermingham
Title: Vice President and Secretary

YUCAIPA ONE-STOP PARTNERS, L.P.		March , 2005

By: Yucaipa AEC Associates L.L.C.
Its: General Partner

By:	/s/ Robert P. Bermingham
Name: Robert P. Bermingham
Title: Vice President and Secretary

YUCAIPA AEC ASSOCIATES, LLC		March , 2005

By: OA3, LLC
Its: Managing Member

By:	/s/ Robert P. Bermingham
Name: Robert P. Bermingham
Title: Vice President and Secretary

OA3, LLC		March , 2005

By:	/s/ Robert P. Bermingham
Name: Robert P. Bermingham
Title: Vice President and Secretary

RONALD W. BURKLE		March , 2005

By:	/s/ Ronald W. Burkle
Ronald W. Burkle